EXHIBIT 99.1
IMAGE ENTERTAINMENT AND BTP ACQUISITION COMPANY
AMEND MERGER AGREEMENT
Image Stockholders to Receive More Cash Per Share,
Same Aggregate Cash Consideration and
Will Retain a Minority Interest in the Post-Transaction Company
CHATSWORTH, Calif. — June 27, 2007 — Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that it has amended its merger agreement with BTP Acquisition Company, LLC, an investor group led by David Bergstein.
Pursuant to the terms of the original Agreement and Plan of Merger on March 29, 2007, BTP elected to modify the structure of the acquisition to permit Image to remain a public company listed for trading on NASDAQ. Under the terms of the amended merger agreement, Image stockholders will receive the same aggregate cash consideration as under the original merger agreement, but also will retain between 5% and 9% of their common shares in the post-transaction company. The exact percentage of common shares that will be retained by Image stockholders, and the exact cash amount to be paid per Image share, will be determined by BTP not later than two business days prior to Image filing its definitive proxy statement with the Securities and Exchange Commission in connection with the amended transaction and will be specified in the definitive proxy statement. Pursuant to the amended merger agreement, BTP will base its determination on, among other things, the ability of the post-merger company to meet the applicable listing standards for continued listing of Image common stock on NASDAQ following the closing of the merger.
For example, a stockholder owning 100 shares of Image common stock would have received $440 in cash for all of their shares under the original merger agreement, assuming that the merger was completed. Under the amended merger agreement announced today, assuming the merger is completed and that BTP determined that Image shareholders shall retain 6% of their shares after the merger, an Image stockholder who owns 100 shares of Image common stock immediately prior to the merger would still receive $440 in cash for 94 shares (i.e. $4.68 per share) and would also retain 6 common shares in the company after the merger. This example is purely for purposes of illustration and the actual percentage of shares that will remain outstanding after the merger may be different than in this example. Assuming the merger is completed, the minimum cash amount to be paid for each cashed-out Image share pursuant to the amended merger agreement will be $4.63 cash per Image share.
In connection with the amended transaction, Image also agreed to sell to BTP shares of Image common stock and shares of a newly authorized class of Image convertible preferred stock pursuant to a securities purchase agreement, at BTP’s election. If consummated, these sales will occur substantially concurrently with the consummation of the amended merger transaction.

Image stockholders will be asked to approve the amended merger agreement, as well as the issuance of common stock and preferred stock contemplated in the securities purchase agreement, at a special meeting of stockholders to be held to consider those matters.
In addition, in connection with the amended merger agreement, Image stockholders owning a total of approximately 38% of Image’s outstanding shares of common stock have agreed to vote their shares in favor of the amended transaction.
Completion of the amended transaction is subject to customary closing conditions, including regulatory review and stockholder approval. The transaction is currently expected to close by September 30, 2007.
The buyer group is led by David Bergstein, who recently purchased a number of media-based assets including U.K.-based Capitol Films and North American film distributor Thinkfilm.
“We are very pleased to announce an amended transaction that is in the best interest of our stockholders, presenting them with excellent value for their shares and the opportunity to participate in any future growth of Image,” said Martin W. Greenwald, Chairman and Chief Executive Officer of Image Entertainment.
David Bergstein, principal of the purchasing investor group, said, “We determined that keeping Image as a publicly traded company was a sound business strategy, and to implement that we have increased the merger consideration being paid to Image shareholders. We look forward to our new shareholder base and the future opportunities that Image management has positioned for the company.”
The Board of Directors of Image unanimously approved the amended merger agreement and recommends that Image stockholders vote in favor of the amended merger transaction and the issuance of common stock and preferred stock pursuant to the securities purchase agreement.
Equity financing for the amended transaction is committed by Mr. Bergstein and his investor group, and debt financing is committed by D.B. Zwirn & Co., a global merchant capital provider and alternative investment fund.
BTP was represented by Michael Barnes Esq. of Los Angeles-based Barnes Morris Klein Mark Yorn Barnes & Levine PC, and Richard Welch Esq. and John Filippone Esq. of Bingham McCutchen LLP.
About Image Entertainment
Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and approximately 250 exclusive CD titles in domestic release and approximately 450 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 250 audio programs containing more than 4,000 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

About Investor Group
BTP Acquisition Company, LLC is an affiliate of David Bergstein. Mr. Bergstein, along with his financing partners, has recently completed the acquisition of a number of media-based assets, including the purchase of U.K.-based Capitol Films and North American distributor Thinkfilm. Collectively, Mr. Bergstein’s affiliates finance, produce and distribute hundreds of film, television and music titles worldwide.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy and the proposed merger transaction described in this press release. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.
These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed transaction on the amended terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Image Entertainment and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Legal Information
In connection with the proposed transaction, Image Entertainment, Inc. will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.
Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.
CONTACTS:
Image Entertainment Contact:
Jeff Framer, 818-407-9100 ext. 299
jframer@image-entertainment.com
Press Contact:
THE HONIG COMPANY, INC.
Steve Honig, 818-986-4300
press@honigcompany.com
BTP Acquisition Company Contact:
Susan H. Tregub, 310-286-7200
stregub@stpclaw.com
10100 Santa Monica Blvd., Suite 1250
Los Angeles, CA 90067